Exhibit 99.1

ENDO ANNOUNCES CEO TRANSITION

Board to Initiate CEO Search Process; Scott Hirsch Appointed as Interim CEO

MALVERN, Pa., August 27, 2024 -- Endo, Inc. (OTCQX: NDOI) ("Endo" or the "Company"), a diversified specialty pharmaceutical company transforming insights into life-enhancing therapies, today announced that the Board of Directors has initiated a search for the Company’s next Chief Executive Officer and that Blaise Coleman will depart the Company as President & CEO and from the Board of Directors, effective on August 29, 2024. The Board has retained Spencer Stuart, a leading executive search firm, to assist in the search process.

Scott Hirsch has been appointed to serve as Endo’s Interim CEO in the transition period while the search is ongoing.

Mr. Hirsch joined the Endo Board of Directors in April 2024. He has over 20 years of experience in healthcare, investment management, and financial services and was formerly the CEO of Solta Medical, where he led growth of the global business through an expansion cycle. Prior to Solta, Mr. Hirsch was the President of the Ortho Dermatologics and OraPharma business segments and the Chief Business Officer of Bausch Health/Bausch & Lomb.

Paul Herendeen, Chairman of the Board of Directors, said, “Following the completion of our reorganization, Endo is strategically well-positioned to become a vibrant growth company with a strong balance sheet, a broad, diversified portfolio of on-market medicines, and a pipeline of innovative and differentiated product candidates. As we work toward our goal of re-listing on a national stock exchange, the Board is focused on identifying a new chief executive with the experience, skill set and strategic vision to guide Endo through its next phase of development.”

Mr. Herendeen continued, “On behalf of the Board of Directors, we thank Blaise for his successful leadership of Endo over the last four years, which were integral to establishing our strong foundational footing following our restructuring, and we welcome Scott to lead the Company during this transition period. We are confident that Scott’s deep industry expertise and significant operating experience will enable a smooth and orderly transition process.”

“I’d like to thank Blaise for his many contributions to Endo and wish him well in his future endeavors,” said Interim CEO Scott Hirsch. “In the near term, our priority will be continued focus on execution across our branded, sterile injectables and generics portfolios as we position the Company for long-term growth. I look forward to working closely with Endo’s dedicated team as we transition to new leadership.”

As previously announced, Endo will hold a conference call today, August 27, 2024, at 8:00 am ET to discuss the Company’s second quarter 2024 financial results.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain statements, claims, estimates, predictions and other information prepared and provided by Endo, including, among others, statements by Messrs. Herendeen and Hirsch with respect to the anticipated strategy and future performance of Endo and its subsidiaries. Such statements include or are based on "forward looking statements" including, but not limited to, statements relating to financial expectations or guidance and any other statements that refer to expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intends," "guidance," "future," "potential" or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, they involve risks and uncertainties, some of which Endo may not currently be able to predict. Although Endo believes that these forward-looking statements and other information are based upon reasonable assumptions and expectations, readers should not place undue reliance on these or any other forward-looking statements and information. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the effects of the emergence of Endo International plc's ("EIP") operating assets from the Chapter 11 financial restructuring process, including as it relates to the accounting for the effects of EIP's Plan of Reorganization and the application of fresh start accounting; changes in competitive, market or regulatory conditions; changes in legislation or regulations; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; litigation outcomes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the ability to develop and expand our product pipeline and to continue to develop the market for XIAFLEX® and other branded or unbranded products; the effectiveness of advertising and other promotional campaigns; the risks inherent in transitioning the role of chief executive officer, including among other things, the ability to successfully recruit and retain key employees and third-party relationships, and the timely and successful implementation of any strategic priorities. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

About Endo

Endo is a diversified specialty pharmaceutical company boldly transforming insights into life-enhancing therapies. Our passionate team members collaborate to develop and deliver these essential medicines. Together, we are committed to helping everyone we serve live their best life. Learn more at www.endo.com or connect with us on LinkedIn.

SOURCE Endo, Inc.

Media:	Investors:
Linda Huss	Laure Park
media.relations@endo.com	investor.relations@endo.com

#####

2